        As filed with the Securities & Exchange Commission July 22, 1997
                                                        Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              DUCOMMUN INCORPORATED
             (Exact name of registrant as specified in its charter)

                  Delaware                                  95-0693330
      (State or other jurisdiction of                    (I.R.S. Employer
       incorporation or organization)                   Identification No.)

23301 S. Wilmington Avenue, Carson, California                 90745
   (Address of Principal Executive Offices)                 (Zip Code)

                            1994 STOCK INCENTIVE PLAN
                              (Full title of plan)

                                 James S. Heiser
 Vice President, Chief Financial Officer, General Counsel, Secretary & Treasurer
                              Ducommun Incorporated
                           23301 S. Wilmington Avenue
                         Carson, CA 90745 (310) 513-7200
         (Name and address, and telephone number, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                                        Proposed             Proposed
      Title of                                          maximum              maximum
      Securities                 Amount                 offering             aggregate         Amount of
      to be                      to be                  price                offering          registration
      registered                 registered (1)         per unit (2)         price             fee
-----------------------------------------------------------------------------------------------------------
      Common Stock               350,000 shares         $31.3125             $10,959,375       $3,321.02
      ($.01 par value)
-----------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers such additional shares as may become subject to issuance as a result of the adjustment provisions contained in the Plan named above and in agreements entered into pursuant thereto.

(2) Pursuant to Rule 457(h), the maximum offering price has been calculated based upon the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on July 17, 1997.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Earlier Registration Statement By Reference

         The contents of the registration statement on Form S-8 (Registration Statement No. 33-82164) of Ducommun Incorporated (the "Company") are hereby incorporated by reference.

Additional Information

Item 5.  Interests of Named Experts and Counsel

         Certain legal matters relating to the valid issuance of the additional shares of common stock, $.01 par value (the "Common Stock"), covered by the 1994 Stock Incentive Plan (the "Plan") have been passed upon by James S. Heiser, Vice President, Chief Financial Officer, General Counsel, Secretary and Treasurer for the Company. Mr. Heiser is eligible to participate in the Plan and other stock incentive plans of the Company, and as of the date of this registration statement owns 9,061 shares of Common Stock and has been granted options to purchase 53,000 shares of Common Stock.

Item 8.  Exhibits

          5.1 - Opinion and consent of Counsel as to the legality of the additional shares to be issued under the 1994 Stock Incentive Plan.

         23.1 - Consent of Price Waterhouse LLP

         23.2 - Consent of Counsel is contained in Exhibit 5.1

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California, on this 22nd day of July, 1997.

                                               DUCOMMUN INCORPORATED

                                               By:  /s/ James S. Heiser
                                                   -----------------------------
                                                    James S. Heiser
                                                    Vice President, Chief
                                                    Financial Officer, General
                                                    Counsel, Secretary and
                                                    Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed below in the capacities and on the dates indicated.


             Signature                                Title                                   Date
             ---------                                -----                                   ----
   /s/ Joseph C. Berenato                Director, Chief Executive Officer                July 22, 1997
------------------------------------     and President
       Joseph C. Berenato                (Principal Executive Officer)

   /s/ James S. Heiser                   Vice President, Chief Financial Officer,         July 22, 1997
------------------------------------     General Counsel, Secretary and Treasurer
       James S. Heiser                   (Principal Financial Officer)

   /s/ Samuel D. Williams                Vice President and Controller                    July 22, 1997
------------------------------------     (Principal Accounting Officer)
       Samuel D. Williams

   /s/ Norman A. Barkeley                Chairman of the Board                            July 22, 1997
------------------------------------
       Norman A. Barkeley

   /s/ H. Frederick Christie             Director                                         July 22, 1997
------------------------------------
       H. Frederick Christie

   /s/ Robert C. Ducommun                Director                                         July 22, 1997
------------------------------------
       Robert C. Ducommun

   /s/ Kevin S. Moore                    Director                                         July 22, 1997
------------------------------------
       Kevin S. Moore

   /s/ Thomas P. Mullaney                Director                                         July 22, 1997
------------------------------------
       Thomas P. Mullaney

   /s/ Richard J. Pearson                Director                                         July 22, 1997
------------------------------------
       Richard J. Pearson

   /s/ Arthur W. Schmutz                 Director                                         July 22, 1997
------------------------------------
       Arthur W. Schmutz


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